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                                                           EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-79663, Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-18877, Registration Statement No. 33-22106, Registration Statement No. 33-44236, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 33-51735, Registration No. 33-54811 and Registration Statement No. 33-58563 on Forms S-8, Registration Statement No. 33-59323 on Form S-3 and Registration Statement No. 33-64707 on Form S-4 of our report dated January 18, 1996, incorporated by reference in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 1995.



/S/ DELOITTE & TOUCHE LLP
-------------------------

New York, New York
March 26, 1996